As filed with the Securities and Exchange Commission on April 30, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PS BUSINESS PARKS, INC.

(Exact Name of Registrant as Specified in its Charter)

California	95-4300881
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

701 Western Avenue Glendale, California	91201
(Address of Principal Executive Offices)	(Zip Code)

PS Business Parks, Inc. Retirement Plan for Non-Employee Directors

(Full Title of the Plan)

Lily Y. Hughes, Esq.

PS Business Parks, Inc.

701 Western Avenue

Glendale, California 91201

(818) 244-8080

(Name and address and telephone number, including area code, of agent for service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to Be Registered	Amount to Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share (“Common Stock”)	130,000	$79.41	$10,322,650	$1,199.49

(1)	Represents additional Common Stock reserved for issuance under the PS Business Parks, Inc. Retirement Plan for Non-Employee Directors. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers such undeterminable number of additional Common Stock as may become issuable by reason of any stock dividend, stock split, recapitalization, reorganization, merger, consolidation, combination or exchanges of stock, or any other similar change affecting the Common Stock. No additional registration fee is included for these shares.
(2)	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) promulgated under the Securities Act, based upon the average of the high and low sales prices per share of the Common Stock reported on the New York Stock Exchange on April 23, 2015.

PART I

EXPLANATORY STATEMENT

The Registrant is filing this registration statement to register an additional 130,000 shares of Common Stock for issuance pursuant to the PS Business Parks, Inc. Retirement Plan for Non-Employee Directors (the “Plan”). The increase in the number of shares of Common Stock authorized for issuance under the Plan, as well as certain other amendments to the Plan that are described in our definitive proxy materials for our 2015 Annual Meeting of Shareholders, were approved by our shareholders at our 2015 Annual Meeting of Shareholders, held on April 28, 2015. Pursuant to General Instruction E to Form S-8, the contents of the earlier registration statement related to the Plan on Form S-8 filed on November 4, 2005 (File No. 333-129463) are incorporated herein by reference except to the extent supplemented, amended or superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

The Securities and Exchange Commission (the “SEC”) allows the Registrant to incorporate by reference the information that Registrant discloses in its filings with the SEC. Incorporation by reference means that the Registrant can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that the Registrant files with the SEC will automatically update and supersede this information. The following documents previously filed by the Registrant with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014;

(b)	All documents the Registrant filed with the SEC pursuant to Sections 13(a) and 15(d) of the Exchange Act after December 31, 2014 and before the date of this registration statement, in each case only to the extent filed and not furnished; and

(c)	The description of the Registrant’s Common Stock contained in the Registrant’s Exchange Act registration statement on Form 8-A effective September 8, 2008, including any amendment thereto or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such document. Unless expressly incorporated into this Registration Statement, information “furnished” to the SEC on Form 8-K or through another report or otherwise shall not be incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such prior statement. The documents required to be so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded. To the extent that any proxy statement is incorporated by reference herein, such incorporation shall not include any information contained in such proxy statement which is not, pursuant to the SEC’s rules, deemed to be “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act.

ITEM 8.	EXHIBITS

Exhibit Number	Description

5.1*	Opinion of Counsel of the Registrant

10.1	PS Business Parks, Inc. Retirement Plan for Non-Employee Directors, as amended (incorporated by reference to Appendix A to the Registrant’s Proxy Statement filed on March 27, 2015)

23.1*	Consent of Independent Registered Public Accounting Firm

23.2*	Consent of Counsel of Registrant (contained in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of this registration statement)

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glendale, State of California, on the 30th day of April, 2015.

PS BUSINESS PARKS, INC.

By:	/s/ Joseph D. Russell, Jr.
Joseph D. Russell, Jr.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints Joseph D. Russell, Jr., Edward A. Stokx and Lily Y. Hughes, and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable in order to enable PS Business Parks, Inc. to comply with the Securities Act of 1933 and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing with the Securities and Exchange Commission of the registration statement on Form S-8 under the Securities Act of 1933, including specifically but without limitation, power and authority to sign the name of the undersigned to such registration statement, and any amendments to such registration statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Ronald L. Havner, Jr. Ronald L. Havner, Jr.	Chairman of the Board and Director	April 30, 2015

/s/ Joseph D. Russell, Jr. Joseph D. Russell, Jr.	President and Chief Executive Officer (Principal Executive Officer); Director	April 30, 2015

/s/ Edward A. Stokx Edward A. Stokx	Chief Financial Officer (Principal Financial and Accounting Officer)	April 30, 2015

/s/ Jennifer Holden Dunbar Jennifer Holden Dunbar	Director	April 30, 2015

/s/ James H. Kropp James H. Kropp	Director	April 30, 2015

/s/ Sara Grootwassink Lewis Sara Grootwassink Lewis	Director	April 30, 2015

/s/ Michael V. McGee Michael V. McGee	Director	April 30, 2015

/s/ Gary E. Pruitt Gary E. Pruitt	Director	April 30, 2015

/s/ Robert S. Rollo Robert S. Rollo	Director	April 30, 2015

/s/ Peter Schultz Peter Schultz	Director	April 30, 2015

INDEX TO EXHIBITS

Exhibit Number	Description

5.1*	Opinion of Counsel of the Registrant

10.1	PS Business Parks, Inc. Retirement Plan for Non-Employee Directors, as amended (incorporated by reference to Appendix A to the Registrant’s Proxy Statement filed on March 27, 2015)

23.1*	Consent of Independent Registered Public Accounting Firm

23.2*	Consent of Counsel of Registrant (contained in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of this registration statement)

*	Filed herewith